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                           Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-64430) pertaining to the Medical Graphics Corporation 401(k) Savings Plan of our report dated June 26, 1996, with respect to the financial statements and schedules of Medical Graphics Corporation 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


                                            /s/ Ernst & Young LLP



Minneapolis, Minnesota
June 27, 1997